Exhibit 10.28

EXECUTION VERSION

GREAT BASIN SCIENTIFIC, INC.

PROMISSORY NOTE

$500,000	July 18, 2014
Salt Lake City, Utah

FOR VALUE RECEIVED, Great Basin Scientific, Inc., a Delaware corporation whose principal office is located at 2441 South 3850 West #A, West Valley City, Utah 84120 (the “Company”), promises to pay to Spring Forth Investments, LLC, a Utah limited liability company (“Lender”), or order, in lawful money of the United States of America at 2750 Creek Crossing Lane, Holladay, Utah 84121 the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest from the date of this Note on the unpaid principal balance at a rate equal to Twenty Percent (20%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on July 18, 2015 (the “Maturity Date”); provided, however, that the Company may elect to extend the Maturity Date to July 18, 2016 if, but only if (i) not later than April 18, 2015, the Company gives Lender written notice of the Company’s election to extend the Maturity Date to July 18, 2016 and (ii) contemporaneously with the Company’s delivery to Lender of such extension notice, the Company pays to Lender the sum of Ten Thousand Dollars ($10,000), which amount shall be paid by the Company to Lender as consideration for the Company’s election to extend the Maturity Date, and shall not constitute a payment of principal or interest and shall not reduce the principal amount outstanding or the amount of interest payable thereon.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:.

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) “Event of Default” has the meaning given in Section 4 hereof.

(c) “Lender” shall mean the Person specified in the introductory paragraph of this Note or any assignee, transferee or subsequent holder of this Note.

(d) “Loan Agreement” shall mean that certain Loan and Unit Issuance Agreement, dated July 18, 2014 executed by and between Lender and the Company.

(e) Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Lender pursuant to the terms of this Note or the Loan Agreement, including without limitation, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder.

(f) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a trust, a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

2. Interest. Accrued interest on this Note shall be payable monthly in the amount of Eight Thousand Three Hundred Thirty Three and 33/100 ($8,333.33), commencing on the 18th day of August, 2014 and continuing on the 18th day of each month thereafter, until the entire principal amount payable hereunder has been paid in full. All payments made hereunder shall be applied first to accrued and unpaid interest, with the balance to the reduction of principal.

3. Prepayment. Commencing on October 18, 2014, principal and interest under this Note may be prepaid by the Company, in whole or in part, at any time prior to the Maturity Date upon not less than ninety (90) days prior written notice to Lender. Upon any prepayment of the entire principal amount of this Note, all accrued but unpaid interest shall be paid to Lender on the date of prepayment.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the Loan Agreement:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or the Loan Agreement on the date due and such payment shall not have been made within five (5) days of the Company’s receipt of Lender’s written notice to the Company of such failure to pay; or

(b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Loan Agreement and such failure shall continue for fifteen (15) days after the Company receives notice thereof from an Lender; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Lender in writing in connection with this Note or the Loan Agreement, or as an inducement to Lender to enter into this Note or the Loan Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

5. Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(d) or 4(e)) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Loan Agreement to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(d) or 4(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Loan Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy granted to it by the Loan Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Obligations Unconditional. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim or adjustment whatsoever. Borrower hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

7. Successors and Assigns. The rights and obligations of the Company and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender.

9. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed, delivered or transmitted to each party at the respective addresses of the parties as set forth on the first page hereof, or at such other address as the parties shall have furnished to each other in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing, (iv) four days after being deposited in the U.S. mail, first class with postage prepaid or (v) one business day after being sent by confirmed electronic mail or facsimile.

10. Payment. Payment of all amounts of principal and interest hereunder shall be made in lawful tender of the United States.

11. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percentage points (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12. Expenses. If any action is instituted to collect amounts payable under this Note or any other Obligation, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in connection with such action.

13. Amendment. Any amendment, waiver, release, or modification of this Note or any covenant, condition, right, remedy, or provision hereof shall be of no force or effect unless it is in writing and signed by Lender and the Company.

14. Severability. In the event that any provision of this Note is held invalid or void by any court of competent jurisdiction, such provision shall be deemed severable from, and shall in no way affect, the remainder of this Note. If any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Note.

15. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of law provisions of the State of Utah or of any other state.

[Remainder of Page Left Blank Intentionally; Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

GREAT BASIN SCIENTIFIC, INC.
a Delaware corporation

/s/ Ryan Ashton
Ryan Ashton, President and Chief Executive Officer

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